Exhibit 10(f)
SECOND AMENDMENT
TO
THE EATON CORPORATION DEFERRED INCENTIVE COMPENSATION PLAN II
(January 1, 2008 Restatement)

WHEREAS, Eaton Corporation (the "Company") maintains 111 effect the Eaton Corporation Deferred Incentive Compensation Plan II under a January 1, 2008 Restatement, as amended (the "Plan"); and

WHEREAS, the Company reserves the right to amend the Plan; and

WHEREAS, the Company wishes to amend the way service is measured under the terms of the Plan; and
WHEREAS, the Company wishes to amend the Plan to allow the deduction of the applicable tax (federal, state, and local) withholdings from the portion of the Participant's Incentive Compensation that is deferred to the Plan.

NOW, THEREFORE, the Plan is amended, as of effective January 1, 2024, to provide as follows:

1. The last sentence in the definition of "Retirement" found in Article III of the Plan is amended as follows:

For this purpose, service shall be measured in the same manner as Vesting Service under the Eaton Savings Plan.

2. Article IV is amended by adding a new Section 4.07 immediately following Section 4.06 thereto:

Section 4.07. Eaton shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal (including, without limitation, employment taxes imposed by the Federal Insurance Contributions Act), state, or local income or other taxes incurred by reason of deferral or payments pursuant to the Plan. Such provisions may include but shall not be limited to deduction of the applicable tax withholdings from the portion of the Participant's Incentive Compensation that is deferred to the Plan. In lieu thereof, Eaton shall have the right to withhold the amount of such taxes from any other sums due or to become due from Eaton to the Participant upon such terms and conditions as the Committee may prescribe.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed through duly authorized persons on this 23rd day of July, 2024.

EATON CORPORATION

By:

Title:

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